Exhibit 99.1

QuinStreet Reports Third Quarter Fiscal Year 2017 Financial Results

FOSTER CITY, CA – May 9, 2017 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing products and technologies, today announced financial results for the third quarter ended March 31, 2017.

For the third quarter, the Company reported total revenue of $79.2 million and GAAP net income of $579,000, or $0.01 per share. Adjusted net income was $2.6 million, or $0.06 per share, and adjusted EBITDA was $5.2 million, or 7% of revenue.

The Company generated $6.2 million in operating cash flow in the third quarter, ending the period with $42 million in cash and equivalents, and no debt.

“Fiscal Q3 was in line with our expectations and outlook,” commented Doug Valenti, CEO of QuinStreet. “We saw strong double-digit sequential revenue growth in all of our client verticals: Financial Services grew 23%, Education grew 18%, and Other (Home Services, Business-to-Business Technology) grew 17%. We delivered on our commitment to rapidly expand adjusted EBITDA margin and operating cash flow in the quarter. We are pleased to have achieved adjusted EBITDA margin of 7% and operating cash flow of $6.2 million, resulting in a net cash position of $42 million.

“Looking at fiscal Q4, we expect revenue to grow in the low single digit percentages both year-over-year and sequentially. The expected sequential growth is considerably better than our typical historic pattern of a seasonal decline in Q4, indicating the continued positive momentum we are seeing in the business. We expect adjusted EBITDA margin to be at least 7% for the quarter,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income and adjusted EBITDA to GAAP net income are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (800) 768.6544 or +1 (785) 830.7990 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at: https://jsp.premiereglobal.com/webrsvp and using passcode 5654911 to obtain dial-in information for the replay. Dial-in information for the replay will be available beginning one day prior to the conference call and the conference call replay will be available through Tuesday, May 16, 2017 at 4:30 p.m. PT.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income (loss) less benefit from (provision for) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, restructuring expense and legal settlement expense. The term “adjusted net income (loss)” refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, restructuring expense and legal settlement expense, net of estimated taxes. The term “adjusted diluted net income (loss) per share” refers to a financial measure that we define as adjusted net income (loss) divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreement.

Adjusted net income (loss) and adjusted diluted net income (loss) per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets) and other non-recurring charges. The Company believes that analysts and investors use adjusted net income (loss) and adjusted diluted net income (loss) per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$41,744	$53,710
Accounts receivable, net	43,107	47,218
Prepaid expenses and other assets	7,130	7,055

Total current assets	91,981	107,983
Property and equipment, net	6,277	7,678
Goodwill	56,118	56,118
Other intangible assets, net	5,300	10,081
Other assets, noncurrent	10,474	11,242

Total assets	$170,150	$193,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,874	$19,814
Accrued liabilities	26,185	27,705
Deferred revenue	1,040	1,200
Debt	—	15,000

Total current liabilities	48,099	63,719
Other liabilities, noncurrent	3,733	4,631

Total liabilities	51,832	68,350

Stockholders’ equity:
Common stock	45	45
Additional paid-in capital	262,391	257,950
Accumulated other comprehensive loss	(453)	(418)
Accumulated deficit	(143,665)	(132,825)

Total stockholders’ equity	118,318	124,752

Total liabilities and stockholders’ equity	$170,150	$193,102

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net revenue	$79,205	$81,243	$218,253	$218,593
Cost of revenue (1)	69,338	72,956	198,803	199,220

Gross profit	9,867	8,287	19,450	19,373
Operating expenses: (1)
Product development	3,147	4,214	10,415	12,501
Sales and marketing	2,243	2,898	7,001	9,502
General and administrative	4,023	4,348	11,848	12,706
Restructuring charges	38	—	2,441	—

Operating income (loss)	416	(3,173)	(12,255)	(15,336)
Interest income	42	23	99	39
Interest expense	(31)	(155)	(322)	(433)
Other income, net	142	112	252	120

Income (loss) before income taxes	569	(3,193)	(12,226)	(15,610)
Benefit from (provision for) taxes	10	(72)	1,386	(477)

Net income (loss)	$579	$(3,265)	$(10,840)	$(16,087)

Net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.24)	$(0.36)

Diluted	$0.01	$(0.07)	$(0.24)	$(0.36)

Weighted average shares used in computing net income (loss) per share:
Basic	45,507	45,333	45,636	45,098
Diluted	45,722	45,333	45,636	45,098
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$691	$969	$2,390	$2,826
Product development	424	576	1,431	1,761
Sales and marketing	291	501	868	1,482
General and administrative	671	770	2,095	2,270
Restructuring charges	—	—	42	—

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$579	$(3,265)	$(10,840)	$(16,087)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,660	3,721	8,983	11,437
(Provision for) recovery from sales returns and doubtful accounts receivable	(102)	209	109	843
Stock-based compensation	2,077	2,816	6,826	8,339
Gain on sales of domain names	(11)	(44)	(154)	(160)
Other adjustments, net	(3)	—	(7)	—
Changes in assets and liabilities:
Accounts receivable	(1,887)	(9,165)	4,002	(4,103)
Prepaid expenses and other assets	23	(23)	583	(3,968)
Deferred taxes	(510)	—	(510)	(8)
Accounts payable	482	5,066	1,109	2,121
Accrued liabilities	3,225	6,890	(1,277)	3,007
Deferred revenue	(209)	(336)	(160)	(305)
Other liabilities, noncurrent	(138)	(117)	(388)	(327)

Net cash provided by operating activities	6,186	5,752	8,276	789

Cash Flows from Investing Activities
Capital expenditures	(374)	(546)	(978)	(1,689)
Internal software development costs	(552)	(758)	(1,734)	(2,689)
Proceeds from sales of domain names	11	44	154	135
Other investing activities	(36)	(2)	(133)	(2)

Net cash used in investing activities	(951)	(1,262)	(2,691)	(4,245)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	—	—	26
Withholding taxes related to restricted stock, net of share settlement	(229)	(391)	(765)	(2,139)
Repurchases of common stock	(723)	—	(1,766)	—
Repayment of revolving loan facility	—	—	(15,000)	—

Net cash used in financing activities	(952)	(391)	(17,531)	(2,113)

Effect of exchange rate changes on cash and cash equivalents	(35)	(47)	(20)	(97)
Net increase (decrease) in cash and cash equivalents	4,248	4,052	(11,966)	(5,666)
Cash and cash equivalents at beginning of period	37,496	50,750	53,710	60,468

Cash and cash equivalents at end of period	$41,744	$54,802	$41,744	$54,802

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net income (loss)	$579	$(3,265)	$(10,840)	$(16,087)
Amortization of intangible assets	1,380	2,183	5,019	6,839
Stock-based compensation	2,077	2,816	6,784	8,339
Restructuring	38	79	2,441	297
Legal settlement	—	100	—	100
Tax impact after non-GAAP items	(1,466)	(689)	(1,225)	—

Adjusted net income (loss)	$2,608	$1,224	$2,179	$(512)

Adjusted diluted net income (loss) per share	$0.06	$0.03	$0.05	$(0.01)

Weighted average shares used in computing adjusted diluted net income (loss) per share	45,722	45,343	45,729	45,098

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net income (loss)	$579	$(3,265)	$(10,840)	$(16,087)
Interest and other (income) expense, net	(153)	20	(29)	274
(Benefit from) provision for taxes	(10)	72	(1,386)	477
Depreciation and amortization	2,660	3,721	8,983	11,437
Stock-based compensation	2,077	2,816	6,784	8,339
Restructuring	38	79	2,441	297
Legal settlement	—	100	—	100

Adjusted EBITDA	$5,191	$3,543	$5,953	$4,837